Exhibit 99.1

Symyx Technologies Reports First Quarter 2006 Results

Santa Clara, CA, April 20, 2006 – Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the first quarter ended March 31, 2006.

Comparison of selected financial results:

	First quarter ended March 31
	2006	2005	Change
Revenue ($ millions)	$27.1	$21.5	+26%

GAAP diluted EPS(1)	$0.05	$0.05	N/A (1)

Non-GAAP diluted EPS(2)	$0.10	$0.07	+43%

(1) First quarter 2006 GAAP diluted EPS included charges for stock compensation expense of $0.03. There was no significant stock compensation expense included in first quarter 2005 GAAP results, since this period pre-dated the adoption of FAS 123R.

(2) Non-GAAP diluted EPS for the first quarter 2006 excludes $0.03 of stock compensation expense and $0.02 of acquisition-related expenses. See “Reconciliation of Non-GAAP and GAAP Income” below.

“We are pleased to report continued strong performance and outlook for our business,” commented Steven Goldby, chairman and chief executive officer of Symyx Technologies. “The 26% increase in first quarter 2006 revenue reflects strong demand from multiple industries for Symyx Tools and very positive customer response to Symyx Software. Furthermore, we extended our research collaboration with INEOS, which owns Innovene, a collaborations customer since 2003. With 16 Symyx discoveries in development toward potential commercialization, we continue to increase the value of our development pipeline and future royalty potential.”

Revenue in the first quarter was $27.1 million, a 26% increase from $21.5 million reported for the first quarter of 2005. This increase was driven primarily by deliveries of Symyx Tools to Dow, ExxonMobil and Astellas (a Japanese pharmaceutical company), as well as commencement of new Symyx Software license agreements with several large pharmaceutical companies. Components of revenue include Collaborations 47%, Symyx Tools 22%, Symyx Software 21%, Symyx Sensors 3% and Materials and IP Licensing 7%.

On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R (FAS 123R), which requires the expensing of stock-based compensation programs in its financial statements. A reconciliation of U.S. generally accepted accounting principles (GAAP) and non-GAAP results is provided below. Non-GAAP measures are provided to enhance investors’ overall understanding of Symyx’s operational performance and to facilitate making period-to-period comparisons. This information should be read in conjunction with our financial statements prepared under GAAP, which are attached to this release.

Symyx ended the first quarter of 2006 with $182.5 million in cash, cash equivalents, and available-for-sale securities, compared with $168.6 million as of December 31, 2005.

Symyx Outlook

For the full year, Symyx continues to forecast total revenue of $125-$135 million. In addition to the $27.1 million of revenue recognized in the first quarter, Symyx has over $80 million of revenue currently under contract that it expects to recognize during the remaining three quarters of 2006.

For the second quarter of 2006, Symyx forecasts total revenue of $27-$28 million which includes approximately $25 million of committed revenue that it expects to recognize during the second quarter.

Symyx’s complete forecasts for the second quarter and full year 2006 earnings are as follows:

2006 Financial Forecast

	Q2 2006	Q2 2005	Year 2006	Year 2005
	forecast	actuals	forecast	actuals
Revenue ($ millions)	$27-$28	$24.1	$125-$135	$108.1

GAAP diluted EPS(1)	$0.00-$0.02	$0.01	$0.26-$0.31	$0.35

Non-GAAP diluted EPS(2)	$0.08-$0.10	$0.08	$0.53-$0.58	$0.47

(1) The forecasts for second quarter and full year 2006 diluted GAAP EPS include charges for stock compensation expense of $0.06 and $0.20 respectively. There was no significant stock compensation expense included in second quarter and year 2005 GAAP results, since these periods pre-dated the adoption of FAS 123R.

(2) The forecast for Non-GAAP diluted EPS for the second quarter and year 2006 excludes $0.06 and $0.20 respectively of stock compensation expense and $0.02 and $0.07 respectively of acquisition-related expenses. See “Reconciliation of Non-GAAP and GAAP Diluted EPS” below for further information.

Conference Call and Webcast

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, executive vice president and chief financial officer, will host a webcast today at 11:00 am ET, 8:00 am PT, to discuss Symyx’s recent business and financial results and outlook.  A question and answer session will follow immediately.  Interested parties may access the webcast through the investor section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800-289-0572 (domestic and Canada) and 913-981-5543 (international), with replay available for approximately two weeks on Symyx’s website or through 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 3276748.  The webcast and audio are open to all interested parties.

Non-GAAP Information

We have prepared non-GAAP data applicable to first, second and full year periods of 2005 and 2006 to supplement Symyx’s results and forecasts determined under U.S. generally accepted accounting principles (GAAP). Symyx uses non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating Symyx’s ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as those related to the acquisitions of IntelliChem and Synthematix, which might otherwise obscure the results of our core business when compared to our historical performance. In addition, presentation of these non-GAAP financial measures enables investors to evaluate Symyx’s performance under both the GAAP and non-GAAP measures that management and the Board of Directors use to evaluate Symyx’s performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes. Symyx’s non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Symyx’s non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Symyx

Symyx Technologies, Inc. is dedicated to helping customers maximize the effectiveness and success of their research and development programs.  Symyx develops and applies high-throughput research technologies and research software for customers in the pharmaceutical, chemical, energy, electronics and other industries.  Symyx performs research for customers using proprietary technologies to discover new and innovative materials, sells automated high-throughput instrumentation and licenses software for use in customers’ own laboratories, and licenses discovered materials, sensors and intellectual property. Symyx has the largest portfolio of patents in the field of high-throughput materials discovery, with 307 issued patents and 384 patent applications on file worldwide. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding: Symyx’s projections for the first quarter and year 2006 concerning committed and forecasted revenue, distribution of revenue, operating income and margins, expenses, annual charges, purchase price adjustments, FAS 123R expense and earnings per share. These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s offerings; (2) failure to execute under contracts in order to recognize committed revenue in a timely manner; (3) uncertainties relating to the pace, quality or number of discoveries of new materials; (4) the dependence on licensees to commercialize products successfully; (5) incorrect expectations regarding Symyx’s receipt of royalties; (6) uncertainties of patent protection and litigation; (7) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (8) general economic conditions; (9) exposure to risks associated with export sales and operations; (10) natural disasters, power failures and other disasters; and (11) and other risks that are described from time to time in Symyx’s filings with the Securities and Exchange Commission, (including but not limited to Symyx’s annual report on Form 10-K for the year ended December 31, 2005). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements. Symyx assumes no obligation, and does not intend to update these forward-looking statements.

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For More Information:

Jeryl L. Hilleman

Executive Vice President and Chief Financial Officer

Symyx Technologies, Inc.

(408) 773-4000

ir@symyx.com

or

Teresa J. Thuruthiyil

Vice President, Investor and Public Relations

Symyx Technologies, Inc.

(408) 773-4075

ir@symyx.com

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005

Revenue:
Service revenue	$13,777	$13,388
Product sales	5,163	2,679
License fees and royalties	8,126	5,441
Total revenue	27,066	21,508

Operating expenses:
Cost of products sold	2,082	1,368
Research and development	14,787	11,440
Sales, general and administrative	7,768	5,935
Amortization of intangible assets arising from business combinations	1,037	694
Acquired in-process research and development	—	—
Total operating expenses	25,674	19,437
Income from operations	1,392	2,071

Interest and other income (expense), net	1,707	802

Income before income tax expense	3,099	2,873

Income tax expense	1,435	1,171

Net income	$1,664	$1,702

Basic net income per share	$0.05	$0.05

Shares used in computing basic net income per share	33,345	32,526

Diluted net income per share	$0.05	$0.05

Shares used in computing diluted net income per share	34,932	34,262

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)	(Note 1)

Cash, cash equivalents and available-for-sale securities	$182,542	$168,625

Working capital	169,783	162,237

Property, plant and equipment, net	22,805	21,756

Goodwill and other intangible assets, net	30,955	32,065

Total assets	254,498	241,412

Current liabilities	27,161	22,883

Stockholders’ equity	227,337	218,529

Note 1: The selected consolidated balance sheet information at December 31, 2005 have been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.
Reconciliation of Non-GAAP and GAAP Income
(in thousands, except per share amounts)
(preliminary unaudited)

	Three Months Ended March 31,
	2006			2005
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS

Non-GAAP results (1)	$4,082	$3,498	$0.10	$2,990	$2,247	$0.07

FAS 123(R) adjustments
FAS 123(R) expense	(1,598)	(1,598)		—	—
Tax effect of FAS 123(R) expense	—	411		—	—
FAS 123(R) expense, net of tax	(1,598)	(1,187)	(0.03)	—	—	—

Acquisition-related adjustments
Revenue impact of deferred maintenance write-downs	(55)	(55)		(140)	(140)
Deferred compensation in relation to issuance of stock options in connection with acquisitions	—	—		(85)	(85)
Amortization of intangible assets arising from business combinations	(1,037)	(1,037)		(694)	(694)
Tax effect of above acquisition-related adjustments	—	445		—	374
Acquisition-related adjustments, net of tax	(1,092)	(647)	(0.02)	(919)	(545)	(0.02)

GAAP results	$1,392	$1,664	$0.05	$2,071	$1,702	$0.05

SYMYX TECHNOLOGIES, INC.
Reconciliation of Non-GAAP and GAAP Diluted EPS
(unaudited)

	Diluted EPS
	Q2 2006 Forecast	Q2 2005 Actuals	2006 Forecast	2005 Actuals

Non-GAAP results (1)	$0.08-$0.10	$0.08	$0.53-$0.58	$0.47

FAS 123(R) expense, net of tax	(0.06)	—	(0.20)	—
Acquisition-related adjustments, net of tax	(0.02)	(0.07)	(0.07)	(0.12)

GAAP results	$0.00-$0.02	$0.01	$0.26-$0.31	$0.35

(1) Non-GAAP results exclude FAS 123(R) expense and acquisition-related charges